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EXHIBIT 99.1



                                                                        CONTACT:
                                                Media - Vicki Cox (410) 277-2063
                             Investment Community - Melissa Kelly (410) 277-2080



                    PROVIDENT BANKSHARES CORPORATION REPORTS
                    ----------------------------------------
                     RECORD EARNINGS FOR 2005 THIRD QUARTER
                     --------------------------------------


BALTIMORE: (October 20, 2005) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, announced record earnings of $0.60 per diluted share for the three months ended September 30, 2005. This is an increase of 11% compared to $0.54 per share in the third quarter 2004, and 9% compared to $0.55 in the second quarter 2005.

The third quarter was another of continued improvement in the quality as well as quantity of earnings. Revenue, excluding net gains, grew at an 11% annual rate and was the key factor in the period's record results. Revenue growth was led by deposit service fees that grew 10% over the second quarter. Despite the challenges presented by a flattening yield curve, the Company continued to produce quarterly improvement in net interest margin. Through the nine months ended September 2005, net interest margin is now 25 basis points higher than the same period last year. Credit conditions remain ideal with charge-offs at extremely low levels.

"We have remained disciplined in keeping the focus on our core business," said
Gary N. Geisel, Chairman and CEO, "and the results continue to demonstrate the viability of that strategy. This quarter's performance can be attributed to the work of the entire Provident team."

Return on assets was 1.26%, and return on common equity was 12.53%. Asset quality remained strong, as non-performing assets to loans were 0.73% and charge-offs to average loans were 0.15% for the quarter.

THIRD QUARTER FINANCIAL HIGHLIGHTS

Results for the third quarter 2005 compared to the third quarter 2004:
o Net income increased 11%, to $20 million o Net interest margin was 3.61%, up from 3.51%
o   Return on assets increased to 1.26%, up from 1.12%
o   Return on common equity was 12.53%, compared to 11.98%
o   Non-interest income, excluding net gains (losses), grew 11%
o Commercial deposits increased 6% o Home equity lending increased 32% and real estate construction lending grew 35%
o Asset quality remained strong as net charge-offs as a percentage of average loans were 15 basis points, compared to 30 basis points
o Capital ratios remained strong with a leverage ratio of 8.25% and total risk-based capital ratio of 11.87%.


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THIRD QUARTER RESULTS

Provident Bankshares reported net income for the quarter ending September 30, 2005 of $20 million, an 11% increase over the third quarter of 2004. Earnings per diluted share were $0.60, an increase of 11% over the 2004 third quarter.
The financial results reflect the company's continued balance sheet transition and its focus on core business segments.

Average total loans (excluding average originated and acquired residential mortgage loans, which declined $212 million) increased $316 million, or 11%, over the third quarter of 2004, resulting in net average loan growth of $104 million. Leading the growth were average home equity loans, which increased $203 million, or 32%, and average commercial and real estate loans, which increased
$145 million, or 9%, compared to the same period last year.

Average deposit balances declined slightly compared to the second quarter of 2005, but several categories of customer deposits experienced healthy growth.
Average commercial deposit balances increased 6%, compared to the third quarter of 2004 led by growth in commercial demand deposit accounts of $87 million, or 16% over the same period of last year.

Excluding net gains, non-interest income grew 11% to $29 million, up from $26.5 million in the third quarter of 2004, due primarily to increases in deposit service charges. This represents an increase of 7% since the second quarter of 2005.

Non-interest expense rose by 7% to $51 million, compared to $48 million in third quarter 2004. Much of this can be attributed to increases in costs associated with incentive programs due to high levels of production in both consumer and commercial lending and costs related to regulatory compliance obligations. As a result, the efficiency ratio was 63.6% for the third quarter.

Total non-performing loans at September 30, 2005 were $25.5 million, compared with $27.4 million at September 30, 2004. Net charge-offs declined by 48% to $1.4 million, down from $2.6 million for the 2004 third quarter. The allowance for loan losses, at 1.26% of period-end loans, was a 1.80 multiple of non-performing loans.

Capital ratios continue to be strong, with a leverage ratio of 8.25% and a total risk-based capital ratio of 11.87% at September 30, 2005. These compare to 8.24% and 13.38%, respectively, at September 30, 2004.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.28 per share. This is the forty-eighth consecutive quarterly dividend increase. The quarterly cash dividend will be paid on November 11, 2005 to stockholders of record at the close of business on October
31, 2005.


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EXECUTION OF KEY BUSINESS STRATEGIES

Provident Bank's mission is to exceed customer expectations by delivering superior service, products and banking convenience. Every employee's commitment to serve our customers in this fashion will establish Provident Bank as the primary bank of choice of individuals, families, small businesses and mid-sized companies throughout our chosen markets. The Bank's current business strategies are listed below, followed by a few highlights on progress to date:

o   Maximize Provident's position as the right size bank in the marketplace
o Grow and deepen consumer and small business relationships in Maryland and Virginia
o Grow and deepen commercial and real estate relationships in Maryland and Virginia
o Move from a product driven organization to a customer relationship focused sales culture
o Create a high performance culture that focuses on employee development and retention

The recent introduction of Health Savings Accounts and other new products is evidence of Provident's commitment to be the right size bank for the Baltimore, Washington and Richmond regions. The way of doing business is changing as the Bank's sales culture initiative gains momentum. A number of program recommendations have been implemented and results of a recent survey indicated that the majority of employees are actively engaged in building a culture that is focused on deepening customer relationships.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N.
Geisel added, "The third quarter results put us on a track to finish 2005 near the upper end of the range of analysts' estimates."

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 151 offices in
Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and
Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                                                    ----------------
WEBCAST INFORMATION

Provident Bankshares Corporation's third quarter earnings teleconference will be webcast at 10:00 AM ET on Thursday, October 20, 2005. The conference call will include a discussion of the Company's third quarter 2005 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through November 3,
                          ----------------
2005. To listen to the conference call, please go to the Company's website at least 15 minutes early to register, download, and install any necessary software. When in the Company's website, click on the link to "About Provident"
and "Investor Relations" and look under "Upcoming Events" and then click on the link to "Provident Bankshares Corporation Third Quarter 2005 Results" audio webcast and download Real Player or Media Player as necessary. An audio replay of the teleconference will be available through November 3, 2005 by dialing
1-888-286-8010, passcode 17832697.

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THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO
TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY")
(INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2004 ANNUAL REPORT TO
STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED
OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS
OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE
CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY
BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE,"
"SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF
FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED
ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED
REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING
EARNINGS GROWTH DETERMINED BY USING U.S. GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES ("GAAP"); REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER
AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER
LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT
AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING
FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE;
EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE
STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR
FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL
RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY
FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE
FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
31, 2004 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS";
PREVAILING ECONOMIC AND GEOPOLITICAL CONDITIONS; CHANGES IN INTEREST RATES, LOAN
DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG
OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT
INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND
THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY,
WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN
ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW,
RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND
UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING
ACTIVITIES; CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY;
CHANGES IN THE QUALITY OR COMPOSITION OF THE INVESTMENT PORTFOLIO; LITIGATION
LIABILITIES, INCLUDING COSTS, EXPENSES, SETTLEMENTS AND JUDGMENTS; OR THE
OUTCOME OF OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER PENDING OR
COMMENCING IN THE FUTURE; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL,
REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS,
PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, THE TIMING AND OCCURRENCE OR
NON-OCCURRENCE OF EVENTS MAY BE SUBJECT TO CIRCUMSTANCES BEYOND THE COMPANY'S
CONTROL. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE
FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND,
EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES
NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS
WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING
STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN
COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE
REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR
WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW



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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                    Three Months Ended                    Three Months Ended
                                                                  September 30,                            June 30,
                                                     -----------------------------------------    --------------------------
                                                         2005           2004        % Change          2005        % Change
                                                     -------------  -------------   ----------    -------------   ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                   $    50,977    $    50,312          1.3 %    $    50,755          0.4 %
Provision for loan losses                                     826          2,107        (60.8)           2,222        (62.8)
Non-interest income                                        30,336         26,985         12.4           28,189          7.6
   Net gains                                                  884            464         90.5              706         25.2
Non-interest income, excluding net gains                   29,452         26,521         11.1           27,483          7.2
Total revenue, excluding net gains                         80,429         76,833          4.7           78,238          2.8
Non-interest expense                                       51,255         48,007          6.8           49,826          2.9
   Merger expense                                               -          1,110            -                -            -
Non-interest expense, excluding merger expense             51,255         46,897          9.3           49,826          2.9
Income tax expense                                          9,196          9,131          0.7            8,458          8.7
Net income                                                 20,036         18,052         11.0           18,438          8.7

SHARE DATA:
Basic earnings per share                              $      0.61    $      0.55         10.9 %    $      0.56          8.9 %
Diluted earnings per share                                   0.60           0.54         11.1             0.55          9.1
Cash dividends paid per share                               0.275          0.255          7.8            0.270          1.9
Book value per share                                        19.10          18.39          3.9            19.06          0.2
Weighted average shares - basic                        32,939,059     33,037,793         (0.3)      32,938,762          0.0
Weighted average shares - diluted                      33,640,029     33,663,248         (0.1)      33,524,779          0.3
Common shares outstanding                              32,963,053     33,076,217         (0.3)      32,865,817          0.3

SELECTED RATIOS:
Return on average assets                                     1.26 %         1.12 %                        1.15 %
Return on average equity                                    12.62          12.04                         11.91
Return on average common equity                             12.53          11.98                         11.82
Net yield on average earning assets (t/e basis)              3.61           3.51                          3.58
Efficiency ratio                                            63.62          60.89                         62.21
Leverage ratio                                               8.25           8.24                          7.98
Tier I risk-based capital ratio                             10.86          12.23                         10.98
Total risk-based capital ratio                              11.87          13.38                         12.02

END OF PERIOD BALANCES:
Investment securities portfolio                       $ 1,941,014    $ 2,194,401        (11.5)%    $ 2,058,074         (5.7)%
Total loans                                             3,666,758      3,520,266          4.2        3,623,791          1.2
Assets                                                  6,403,907      6,396,815          0.1        6,407,388         (0.1)
Deposits                                                3,978,446      3,897,258          2.1        4,037,828         (1.5)
Stockholders' equity                                      629,491        608,242          3.5          626,546          0.5
Common stockholders' equity                               640,277        608,702          5.2          628,036          1.9

AVERAGE BALANCES:
Investment securities portfolio                       $ 1,964,137    $ 2,176,770         (9.8)%    $ 2,119,140         (7.3)%
Loans:
   Originated and acquired residential mortgage           541,096        752,686        (28.1)         603,975        (10.4)
   Home equity                                            831,987        628,990         32.3          772,541          7.7
   Other consumer                                         460,956        493,569         (6.6)         462,768         (0.4)
   Commercial real estate                               1,138,889        973,138         17.0        1,059,130          7.5
Commercial business                                       662,337        682,948         (3.0)         676,863         (2.1)
Total loans                                             3,635,265      3,531,331          2.9        3,575,277          1.7
Earning assets                                          5,611,735      5,724,978         (2.0)       5,710,257         (1.7)
Assets                                                  6,328,173      6,403,309         (1.2)       6,421,046         (1.4)
Deposits:
   Noninterest-bearing                                    814,400        797,625          2.1          817,408         (0.4)
   Interest-bearing                                     3,097,502      3,162,298         (2.0)       3,114,806         (0.6)
Total deposits                                          3,911,902      3,959,923         (1.2)       3,932,214         (0.5)
Stockholders' equity                                      630,055        596,316          5.7          620,951          1.5
Common stockholders' equity                               634,559        599,233          5.9          625,693          1.4


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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                     Nine Months Ended
                                                                   September 30,
                                                    ------------------------------------------
                                                        2005            2004        % Change
                                                    -------------   -------------   ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                  $   152,053     $   134,384         13.1 %
Provision for loan losses                                  4,623           6,029        (23.3)
Non-interest income                                       83,810          68,144         23.0
   Net gains (losses)                                        814          (6,597)      (112.3)
Non-interest income, excluding net gains (losses)         82,996          74,741         11.0
Total revenue, excluding net gains (losses)              235,049         209,125         12.4
Non-interest expense                                     148,555         134,777         10.2
   Merger expense                                              -           3,266            -
Non-interest expense, excluding merger expense           148,555         131,511         13.0
Income tax expense                                        26,103          20,295         28.6
Net income                                                56,582          41,427         36.6

SHARE DATA:
Basic earnings per share                             $      1.72     $      1.41         22.0 %
Diluted earnings per share                                  1.68            1.38         21.7
Cash dividends paid per share                              0.810           0.750          8.0
Book value per share                                       19.10           18.39          3.9
Weighted average shares - basic                       32,971,081      29,338,683         12.4
Weighted average shares - diluted                     33,662,348      29,960,728         12.4
Common shares outstanding                             32,963,053      33,076,217         (0.3)

SELECTED RATIOS:
Return on average assets                                    1.18 %          0.94 %
Return on average equity                                   12.14           11.62
Return on average common equity                            12.08           11.51
Net yield on average earning assets (t/e basis)             3.59            3.34
Efficiency ratio                                           62.62           62.71
Leverage ratio                                              8.25            8.24
Tier I risk-based capital ratio                            10.86           12.23
Total risk-based capital ratio                             11.87           13.38

END OF PERIOD BALANCES:
Investment securities portfolio                      $ 1,941,014     $ 2,194,401        (11.5)%
Total loans                                            3,666,758       3,520,266          4.2
Assets                                                 6,403,907       6,396,815          0.1
Deposits                                               3,978,446       3,897,258          2.1
Stockholders' equity                                     629,491         608,242          3.5
Common stockholders' equity                              640,277         608,702          5.2

AVERAGE BALANCES:
Investment securities portfolio                      $ 2,083,665     $ 2,164,723         (3.7)%
Loans:
   Originated and acquired residential mortgage          594,610         721,774        (17.6)
   Home equity                                           776,815         573,778         35.4
   Other consumer                                        464,911         500,300         (7.1)
   Commercial real estate                              1,075,188         858,695         25.2
   Commercial business                                   672,403         558,253         20.4
Total loans                                            3,583,927       3,212,800         11.6
Earning assets                                         5,681,895       5,393,054          5.4
Assets                                                 6,391,298       5,917,784          8.0
Deposits:
   Noninterest-bearing                                   805,273         706,120         14.0
   Interest-bearing                                    3,064,034       2,911,957          5.2
Total deposits                                         3,869,307       3,618,077          6.9
Stockholders' equity                                     622,935         476,084         30.8
Common stockholders' equity                              626,408         480,617         30.3
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